UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2007

SURFECT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-132597	88-0513176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000-G Candelaria NE, Albuquerque, New Mexico	87112
(Address of Principal Executive Offices)	(Zip Code)

(505) 294-6354
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 20, 2007, Surfect Holdings, Inc. (the "Company") entered into amendments to (i) the Securities Purchase Agreement dated June 1, 20007 (the “Purchase Agreement”) and (ii) the Security Agreement dated June 1, 2007 (the “Security Agreement”). The amendment to the Purchase Agreement provides for (i) the joinder of certain additional investors (the “Additional Investors”) as parties to the Purchase Agreement, (ii) the issuance of an additional $300,000 in Senior Secured Convertible Promissory Notes to certain Additional Investors and (ii) the issuance of a total of 144,000 shares of restricted common stock to the Additional Investors. In addition, under the First Amendment to the Security Agreement certain Additional Investors were added as secured parties under the Security Agreement.

All of the securities described above were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The issuance was privately negotiated with the accredited investors and with no general solicitation or public advertising.

The foregoing is qualified in its entirety by reference to the documents filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4.

Item 2.03 Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Joinder and First Amendment to Securities Purchase Agreement, dated July 20, 2007, between Surfect Holdings, Inc, and Birchten Investments, Ltd., Gemini Strategies, LLC, London Family Trust, Jacob Honig Irrevocable Trust, Granite Financial Group, Liechtensteinische Landesbank AG, Peter Rettman, and Westminster Securities Corporation .

10.2	Senior Secured Convertible Promissory Note dated July 20, 2007 issued to Liechtensteinische Landesbank AG

10.3	Senior Secured Convertible Promissory Note dated July 20, 2007 issued to Peter Rettman.

10.4	First Amendment to Security Agreement dated July 20, 2007 between Surfect Holdings, Inc., Surfect Technologies, Inc., Birchten Investments, Ltd, Gemini Master Fund, Ltd, London Family Trust, Jacob Honig Irrevocable Trust , Liechtensteinische Landesbank AG, Peter Rettman, Granite Financial Group and Westminster Securities Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURFECT HOLDINGS, INC.

Date: July 26, 2007	By:	/s/ Steven Anderson
Steven Anderson
President and Chief Executive Officer